UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Global AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Front Street, Suite 300, Jupiter, FL 33477

(Address of principal executive offices, including Zip Code)

(561) 240-0333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2025, Scott Clark (aged 53) was appointed as the Chief Revenue Officer of Global AI, Inc., a Nevada corporation (the “Company”), effective immediately. As Chief Revenue Officer, Mr. Clark will lead the Company’s worldwide revenue strategy, including enterprise sales, marketing, customer success, partnerships, and go-to-market execution with a mandate to expand the Company’s presence, accelerate enterprise adoption of AI solutions, and deepen strategic partnerships worldwide.

Mr. Clark brings more than two decades of executive leadership in revenue growth, enterprise sales, digital transformation, and corporate development. He has held senior leadership roles with both NYSE- and NASDAQ-listed companies, including serving as Vice President at Computer Task Group and Vice President at ConvergeOne. Throughout his career, he has built and scaled high-performing sales organizations and contributed as a member of the executive team during acquisitions and post-merger integrations, ensuring continuity and business alignment across organizations.

In addition to his executive leadership, Mr. Clark is the co-author of the book A Practical Approach to Building an AI-Ready Organization, a recognized framework that helps enterprises prepare for and accelerate AI adoption. His thought leadership has made him a sought-after speaker and advisor for organizations pursuing Agentic AI-driven transformation. He also holds a Master’s degree from Harvard University, underscoring his commitment to academic excellence and strategic leadership.

There are no arrangements or understandings between Mr. Clark and any other persons in connection with his appointment. Mr. Clark has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become an executive officer. Further, Mr. Clark has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. The Company entered into an Executive Employment Agreement with Mr. Clark, dated as of August 15, 2025, which is attached hereto as Exhibit 10.1 and incorporated by reference. Additionally, the Company will enter into its form of Indemnification Agreement with Mr. Clark, which is attached hereto as Exhibit 10.2 and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On August 22, 2025, the Company issued a press release announcing this executive appointment as further described therein. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of August 15, 2025, between Global AI Inc. and Scott Clark.
10.2	Form of Indemnification Agreement between the Company and each of its directors and executive officers.
99.1	Press Release of the Registrant, dated as of August 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025

GLOBAL AI, INC.

By:	/s/ Nevenka Cresnar Pergar
Name:	Nevenka Cresnar Pergar
Title:	Acting President and Chief Executive Officer